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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

Mercury Asset Management Master Trust:

We consent to the incorporation by reference in this Amendment No. 6 to Registration Statement No. 811-09049 for Mercury Asset Management Master Trust of our reports dated July 19, 1999 appearing in the annual reports to shareholders of Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio and Mercury Master Gold and Mining Portfolio, to our report dated January 18, 2000 for the financial statements of Mercury Master Global Balanced Portfolio, and to the inclusion of our report dated June 16, 2000 for Mercury Master Select Growth Portfolio, appearing in Part B of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
June 16, 2000